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                                                                    Exhibit 10.1

                        ADMINISTRATIVE SERVICES AGREEMENT


      THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of July 1, 2001 by and between BUNGE LIMITED, a company incorporated under the laws of Bermuda ("Bunge"), and BUNGE INTERNATIONAL LIMITED, a company incorporated under the laws of Bermuda ("Bunge
International").


                                    RECITALS

            WHEREAS, Bunge is a subsidiary of Bunge International;

            WHEREAS, Bunge proposes to issue its common shares in an initial public offering registered under the U.S. Securities Act of 1933, as amended (the "Public Offering");

            WHEREAS, prior to the Public Offering, Bunge International has heretofore provided certain administrative and other corporate services to Bunge;

            WHEREAS, Bunge has entered into services agreements with subsidiaries of Bunge International, which agreements will be unaffected by this Agreement;

            WHEREAS, Bunge International has requested from Bunge that Bunge provide certain administrative and other corporate services to it pursuant to this Agreement after the Public Offering; and

            WHEREAS, Bunge agrees to provide or cause Bunge International to be provided with these services on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:


                                    AGREEMENT

      The parties therefore agree as follows:

      1. SERVICES. Bunge will provide to Bunge International those particular corporate and administrative services that are listed on Exhibit A hereto (the "Services"), in consideration of the respective charges described in Section 3 below.

      2. TERM AND TERMINATION. Beginning as of the date of this Agreement, Bunge agrees to provide the Services on a quarter-to-quarter basis unless and until terminated (a) in whole or in part with respect to particular Services by either party at the end of a specified quarter by means
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of at least 180 days' prior written notice or (b) by either party upon written notice to the other party, if the other party shall be adjudged bankrupt, become insolvent, make a general assignment for the benefit of the creditors, have a receiver or trustee appointed for the benefit of creditors generally, file a voluntary petition in bankruptcy or initiate reorganization proceedings or take any step toward liquidation.

      3. CHARGES AND PAYMENT. (a) For the Services provided by Bunge, Bunge International will pay the actual costs therefor, including overhead and selling, general and administrative expenses and any reasonable out-of-pocket payments, costs or expenses incurred in connection with, or related to, the Services. Bunge and Bunge International will use reasonable efforts to separately identify such costs. However, where such costs are not separately identifiable and directly measurable, Bunge International will pay that portion of the total cost to Bunge of providing such Services or similar services which shall be attributable to Bunge International under an "Allocation Formula." The "Allocation Formula" shall attribute to Bunge International that portion of the total cost of such Services or similar services which is based on the ratio of the time incurred on behalf of Bunge International by employees of Bunge to the time incurred on behalf of Bunge and all other entities (including Bunge International) for which Bunge provides such Services or similar services. Such costs shall include travel and entertainment expenses directly attributable to Bunge International and an allocable portion of the base compensation (other than benefit plans and employment agreements and arrangements) of the officers and directors of Bunge who serve as executive officers and directors of Bunge International.

            (b) Bunge shall submit invoices quarterly in arrears, describing in reasonable detail the Services performed, charges therefor and other charges provided for hereunder. Bunge International shall, within 30 days of receipt of such invoices, remit payment or cause such payment to be remitted, in full to Bunge or its designated agent for the invoiced charges. In addition to these charges, Bunge International shall reimburse or cause such payment to be reimbursed to Bunge or its designated agent on a monthly basis for all reasonable third-party charges incurred by Bunge incident to the rendering of such Services. The parties will review the Services and all cost and usage data at least annually, but any change in the Services will be only by mutual agreement.

            (c) At the request and expense of either party, a fairness opinion concerning the aggregate value of all Services rendered during any given fiscal year of Bunge may be obtained from an accounting firm nationally recognized in the United States. If the value of the Services as calculated by the fairness opinion is higher than the actual amounts invoiced by Bunge to Bunge International, Bunge International shall pay to Bunge the difference in these amounts within 60 days of the date of the fairness opinion. If the value of the Services as calculated by the fairness opinion is lower than the actual amounts invoiced by Bunge to Bunge International, Bunge shall pay to Bunge International the difference in these amounts within 60 days of the date of the fairness opinion. Such an opinion can only be requested once by each party in any given fiscal year.
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      4. ACCESS TO ASSETS AND INFORMATION. Bunge International shall make available to Bunge all such equipment, inventory, supplies, documents and information as may be reasonably necessary for Bunge to perform the Services. Bunge agrees to use Bunge International assets and information solely for the purposes contemplated hereby.

      5. PERFORMANCE OF SERVICES. Bunge shall perform the Services with the same degree of care, skill and prudence customarily exercised for its own operations.

      6. LIMITATION ON LIABILITY. (a) In the absence of gross negligence or reckless or willful misconduct on the part of Bunge, Bunge shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including reasonable attorney's fees), fines and penalties arising out of or relating to any actual or alleged injury, loss or damage of any nature whatsoever in connection with providing or failing to provide the Services to Bunge International.

            (b) Bunge's liability for damages to Bunge International for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including gross negligence or willful misconduct, shall not exceed in the aggregate an amount equal to five times the total amount paid by Bunge International hereunder for all Services provided during the term of this Agreement.

      7. INDEMNIFICATION. (a) Bunge International shall indemnify, defend and hold Bunge, its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses (including reasonable attorneys' fees) ("Losses") arising out of or related to the performance or non-performance of any obligation or agreement herein, except for Losses which are the direct and sole result of gross negligence or willful misconduct of the personnel of Bunge. Neither party will be responsible for special, indirect, incidental or consequential damages that the other party or any third party may incur or experience in connection with this Agreement.

            (b) Any claim for indemnity under this Section must be made by written notice to the indemnifying party within one (1) year after the discovery thereof. Notwithstanding the foregoing, the indemnities contained in this Section shall survive for a period of three (3) years after the termination of this agreement.

      8. LIMITATIONS ON OBLIGATIONS; SERVICE PROVIDERS. (a) Notwithstanding anything herein to the contrary, Bunge may, at its sole discretion, decline to provide any Service hereunder if: (a) the facilities or personnel of Bunge are not reasonably available to provide such Service; (b) providing such Service requested by Bunge International would materially interfere with Bunge's conduct of its business; or (c) could conflict with any applicable law, regulation or ordinance, could result in a conflict of interest or, in Bunge's good faith judgment based upon the advice of its tax advisors, could result in significant tax disadvantages for Bunge. Bunge may, at any time and in its sole discretion, change in any reasonable respect the manner, scheduling or timing of the Services, PROVIDED that Bunge shall provide Bunge International at least thirty
(30) days' prior written notice of any such material change. Nothing in this Agreement shall limit or
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restrict the right of Bunge or any of Bunge's directors, officers or employees, agents, subsidiaries or affiliates to engage in any other business or devote their time and attention in part to the management or other aspects of any other business, whether or not of a similar nature, or to limit or restrict the right of Bunge to engage in any other business or to render services of any kind to any entity.

            (b) Services to be provided by Bunge hereunder may, in Bunge's sole discretion, be provided by employees or service providers of Bunge or any of its subsidiaries; PROVIDED, HOWEVER, that Bunge shall remain responsible, in accordance with the terms of this Agreement, for the performance of any Service it causes to be so provided.

      9. RELATIONSHIP OF THE PARTIES. It is expressly understood and agreed that in rendering the Services Bunge is acting as an independent contractor and that this Agreement does not constitute Bunge as an employee, agent or other representative of Bunge International for any purpose whatsoever. Bunge does not have the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of Bunge International, or to assume or create any obligation or liability of any kind, express or implied, on behalf of Bunge International, or to bind Bunge International in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of Bunge International or to bind Bunge International in any manner whatsoever (except as to any actions taken by Bunge at the express written request and direction of Bunge International).

      10. ASSIGNMENT. Bunge International shall not assign or transfer any of its rights under this Agreement without the prior written consent of Bunge.

      11. NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given (a) on the date on which hand delivered, (b) at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or (c) if given by facsimile, when such facsimile is transmitted and a confirmation slip is issued by the transmitting machine indicating that the notice has been transmitted without error:

            If to Bunge:

            50 Main Street
            White Plains, NY 10606
            Fax: (914) 684-3499
            Attention: Chief Financial Officer

            If to Bunge International:

            50 Main Street
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            White Plains, NY 10606
            Fax: (914) 684-3499
            Attention: Chief Financial Officer

      12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In that context, and without limiting the generality of the foregoing, each of the parties hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal suit, action or proceeding relating to this Agreement or transaction contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and appellate courts having jurisdiction of appeals in such courts, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, action, or proceeding may properly be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

            (b) consents that any such suit, action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction or any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party in its address as provided in Section 11 hereof;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by New York law; and

            (e) agrees that this Agreement has been entered into in the State of New York and performed in part in the State of New York.

      13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties and supersedes all prior proposals, commitments, writings, negotiations and understandings, oral and written, and all other prior communications between the parties relating to the subject matter of this Agreement.

      14. AMENDMENT; WAIVER. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

      15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same
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document.

      16. SEVERABILITY. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

      17. FORCE MAJEURE. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

      18. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 7, this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

      19. HEADINGS. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    BUNGE LIMITED


                                    By /s/ Alberto Weisser
                                       ------------------------------
                                       Name:   Alberto Weisser
                                       Title:  CEO


                                    BUNGE INTERNATIONAL LIMITED


                                    By /s/ William M. Wells
                                       ------------------------------
                                       Name:   William M. Wells
                                       Title:  CFO

                                    EXHIBIT A

                                  THE SERVICES

      Bunge will provide the following services to Bunge International:

      (i) CASH MANAGEMENT SERVICES: Bunge shall assist Bunge International with certain of its treasury and cash management needs, including foreign currency and hedging activities and the managing and maintenance of its bank accounts.

      (ii) HUMAN RESOURCES ADMINISTRATION: Bunge shall provide personnel oversight and services for the ongoing human resource administration requirements of Bunge International, including recruitment and hiring assistance, statutory compliance, compensation recommendations and employee record retention.

      (iii) EMPLOYEE BENEFIT PLANS ADMINISTRATION: Bunge shall assist in the administration to certain employees of Bunge International of all employee benefit plans and health insurance plans consistent with the plans currently maintained by Bunge International.

      (iv) INSURANCE ADMINISTRATION: Bunge shall extend coverage to Bunge International under Bunge's insurance policies for those types of insurance coverage consistent with Bunge's own insurance coverage by adding (or maintaining) Bunge International as a named insured under policy or policies in question and advancing the applicable premiums necessary to extend such insurance coverage to Bunge International.

      (v) ACCOUNTING AND FINANCIAL SERVICES: Bunge shall provide to Bunge International internal audit coordinating and supervising, external audit arranging and managing and shall assist Bunge International with its periodic financial reporting requirements pursuant to applicable securities laws, if any. Bunge shall also provide financial analysis and planning services to Bunge International, including assistance with corporate budgeting, forecasting, actuarial services and mergers and acquisitions analysis, together with assisting Bunge International in executing any mergers, acquisitions or divestitures that Bunge International undertakes. Bunge shall also maintain the accounting books and records of Bunge International.

      (vi) TAX SERVICES: Bunge shall provide to Bunge International tax compliance, reporting and planning services for international, U.S. federal, state and local tax matters.

      (vii) LEGAL AND REGULATORY SERVICES: Bunge shall provide to Bunge International certain legal services and assist Bunge International with regulatory matters before U.S. federal, state and municipal authorities and foreign authorities.

      (viii) CORPORATE COMMUNICATION SERVICES. Bunge shall provide Bunge International with corporate communication services support, which shall include (but not be limited to)
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general communications to the investment community, trade shows and general corporate media activities, the preparation of any annual reports and letters or communications to shareholders and assisting in coordinating and preparing shareholders' meetings.

      (ix) MANAGEMENT INFORMATION SYSTEM SERVICES: Bunge shall provide to Bunge International certain management information system services, including, but not limited to, data and voice communication services and networks.